GCP Applied Technologies Reports First Quarter 2022
Financial and Operating Results

Alpharetta, GA - May 9, 2022 - GCP Applied Technologies Inc. (NYSE: GCP) (GCP or the Company), a leading global provider of construction products, today announced preliminary financial and operating results for the first quarter 2022.

First Quarter 2022 Highlights

•Net sales of $237.3 million, an increase of 6.5%
•Selling, general and administrative expenses of $62.5 million, a decrease of 6.2%
•Loss from continuing operations attributable to GCP shareholders of $3.7 million
•Adjusted EBIT* of $9.5 million
•Adjusted EBITDA* of $20.0 million
•Adjusted EPS of $0.04

For the three months ended March 31, 2022, GCP reported net sales of $237.3 million compared with $222.8 million in the prior-year quarter. Net Sales Constant Currency* were $242.2 million versus $222.8 million, an increase of 8.7% over the prior-year quarter. Loss from continuing operations attributable to GCP shareholders was $3.7 million in the first quarter 2022 compared with income of $1.5 million in the prior-year quarter, while Adjusted EBIT* was $9.5 million, a decrease of 43.8% versus prior-year quarter. Adjusted EBITDA* totaled $20.0 million, a decrease of 29.1% over the prior-year quarter. Diluted loss per share from continuing operations attributable to GCP shareholders was $0.05 compared with earnings of $0.02 in the first quarter of 2021, while Adjusted EPS* was $0.04 compared with $0.12 in the prior-year quarter.

"Demand was strong particularly in the Americas in both segments during the first quarter 2022. Volumes were impacted in all geographies due to intermittent pandemic restrictions, and supply chain disruptions. During the quarter we improved average selling price, lowered selling, general and administrative costs, and continued to drive productivity improvements in our operations," commented Simon Bates, GCP’s President and Chief Executive Officer. "We have increased our inventory balances globally in order to mitigate impacts on our customers due to supply chain issues. Despite the positive momentum and operating improvements, the cost inflation and supply chain disruptions impacted our results for the quarter.”

"With respect to cost inflation we have announced further price increases in all regions. However, the effect of the ongoing global supply chain disruptions and continued increases in the cost of raw materials and freight transportation have outpaced our mitigating efforts and we expect margin headwinds to continue through the fourth quarter. The first quarter results are in line with expectations despite the challenges.”

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Total GCP Applied Technologies
($ millions)

	1Q 2022	1Q 2021	% Change
Net sales	$237.3	$222.8	6.5%
Net Sales, Constant Currency*	$242.2	$222.8	8.7%
Gross margin	30.8%	38.8%	(800) bps
(Loss) income from continuing operations attributable to GCP shareholders	$(3.7)	$1.5	NM
(Loss) income from continuing operations attributable to GCP shareholders as a percentage of net sales	(1.6)%	0.7%	(230) bps
Diluted EPS from continuing operations attributable to GCP shareholders	$(0.05)	$0.02	NM
Adjusted EPS*	$0.04	$0.12	(66.7)%
Adjusted EBIT*	$9.5	$16.9	(43.8)%
Adjusted EBIT Margin*	4.0%	7.6%	(360) bps
Adjusted EBITDA*	$20.0	$28.2	(29.1)%
Adjusted EBITDA Margin*	8.4%	12.7%	(430) bps

First Quarter 2022 Financial Update

•Net sales were $237.3 million, an increase of 6.5% compared with the prior-year quarter primarily attributable to favorable pricing and volume, partially offset by foreign currency adjustments.
•Gross margin was 30.8%, a decrease of 800 basis points compared with the prior-year quarter, primarily due to higher raw material and logistics costs.
•Selling, general and administrative costs were $62.5 million, a decrease of 6.2% compared with the prior-year quarter, primarily due to lower employee-related costs resulting from restructuring programs and lower incentive compensation costs. These favorable impacts were partially offset by higher merger and other acquisition-related costs.
•Loss from continuing operations attributable to GCP shareholders was $3.7 million compared with income of $1.5 million in the prior-year quarter.
•Adjusted EBIT* was $9.5 million, a decrease of 43.8% compared with the prior-year quarter, primarily due to lower Specialty Construction Chemical ("SCC") and lower Specialty Building Material ("SBM") operating income. Adjusted EBIT Margin* decreased by 360 basis points to 4.0% compared with the prior-year quarter.
•Adjusted EBITDA* was $20.0 million, a decrease of 29.1% compared with the prior-year quarter. Adjusted EBITDA Margin* decreased by 430 basis points to 8.4% compared with the prior-year quarter. The decrease was due to lower Adjusted EBIT*.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

First Quarter Segment Performance

Specialty Construction Chemicals
($ millions)

	1Q 2022	1Q 2021	% Change
Net sales	$135.6	$123.9	9.4%
Net Sales, Constant Currency*	$139.2	$123.9	12.3%
Gross margin	27.4%	36.6%	(920) bps
Segment operating income	$1.3	$6.1	(78.7)%
Segment operating margin	1.0%	4.9%	(390) bps

•Net sales were $135.6 million, an increase of 9.4% compared with the prior-year quarter due primarily to the favorable impact of price increases and foreign currency translation.
•Gross margin decreased 920 basis points to 27.4% compared with the prior-year quarter primarily due to higher raw material costs.
•Segment operating margin decreased 390 basis points compared with the prior-year quarter primarily due to higher raw materials costs.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ millions)

	1Q 2022	1Q 2021	% Change
Net sales	$101.7	$98.9	2.8%
Net Sales, Constant Currency*	$103.0	$98.9	4.1%
Gross margin	35.7%	41.9%	(620) bps
Segment operating income	$15.8	$19.4	(18.6)%
Segment operating margin	15.5%	19.6%	(410) bps

~~•~~Net sales were $101.7 million, an increase of 2.8%, compared with the prior-year quarter primarily due to the favorable impact of price increases. North America increased volumes by 8.1%, offset by decreases in Asia Pacific and EMEA.
•Gross margin decreased 620 basis points to 35.7% from the prior-year quarter primarily due to higher raw material costs.
•Segment operating margin decreased 410 basis points compared with the prior-year quarter primarily due to higher raw material costs.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Capital Allocation and Liquidity

GCP's cash balance at the end of the first quarter 2022 was $471.3 million.

Investor Call

In light of GCP's entry into a definitive merger agreement with Saint-Gobain in December 2021, GCP will not host a conference call or webcast to discuss its first quarter 2022 results.

Contact

Investors Relations
Craig A. Merrill
Vice President and Chief Financial Officer
craig.a.merrill@gcpat.com

About GCP Applied Technologies

GCP Applied Technologies (NYSE: GCP) is a leading global provider of construction products that include high-performance specialty construction chemicals and building materials. GCP partners with producers, contractors, designers and engineers to achieve performance and sustainability goals. The company has a legacy of first to market and award-winning solutions that have been used to build some of the world’s most renowned structures. GCP is focused on continuous improvement for its customers, end-users and the environment.

For more information, visit GCP's website at www.gcpat.com.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; the potential impacts of global supply chain disruptions, increased cost inflation and potential price increases; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus ("COVID-19") pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K for the year ended December 31, 2021 as well as GCP’s subsequent filings and quarterly reports and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended
	March 31,
	2022	2021
	(in millions, except per share amounts)
Net sales	$237.3	$222.8
Cost of goods sold	164.3	136.3
Gross profit	73.0	86.5
Selling, general and administrative expenses	62.5	66.6
Interest expense, net	5.6	5.6
Restructuring and repositioning expenses	3.5	8.9
Other expense, net	3.1	2.8
Total costs	74.7	83.9
(Loss) income from continuing operations before income taxes	(1.7)	2.6
Income tax expense	(1.9)	(1.0)
(Loss) income from continuing operations	(3.6)	1.6
Loss from discontinued operations, net of income taxes	(0.3)	—
Net (loss) income	(3.9)	1.6
Less: Net income attributable to noncontrolling interests	(0.1)	(0.1)
Net (loss) income attributable to GCP shareholders	$(4.0)	$1.5
Amounts Attributable to GCP Shareholders:
(Loss) income from continuing operations attributable to GCP shareholders	(3.7)	1.5
Loss from discontinued operations, net of income taxes	(0.3)	—
Net (loss) income attributable to GCP shareholders	$(4.0)	$1.5

Earnings Per Share Attributable to GCP Shareholders:
Basic earnings per share:
(Loss) income from continuing operations attributable to GCP shareholders	$(0.05)	$0.02
Net (loss) income attributable to GCP shareholders	$(0.05)	$0.02

Weighted average number of basic shares	74.0	73.2

Diluted earnings per share:
(Loss) income from continuing operations attributable to GCP shareholders	$(0.05)	$0.02
Net (loss) income attributable to GCP shareholders	$(0.05)	$0.02

Weighted average number of diluted shares	74.0	73.4

GCP Applied Technologies Inc.
Consolidated Balance Sheets (unaudited)

	March 31, 2022	December 31, 2021
	(in millions, except par value and shares)
ASSETS
Current Assets
Cash and cash equivalents	$471.3	$500.6
Trade accounts receivable, net	168.4	162.4
Inventories	143.5	130.7
Current assets held for sale	—	22.0
Other current assets	45.5	45.9
Total Current Assets	828.7	861.6
Properties and equipment, net	216.6	213.2
Goodwill	207.0	205.5
Technology and other intangible assets, net	58.5	48.8
Other assets	114.7	117.5
Total Assets	$1,425.5	$1,446.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current maturities of long-term debt	$1.2	$2.1
Current liabilities held for sale	—	2.6
Accounts payable	99.5	102.3
Other current liabilities	111.9	124.9
Total Current Liabilities	212.6	231.9
Long-term debt	348.1	348.8
Defined benefit pension plans	57.0	56.5
Unrecognized tax benefits	41.2	41.1
Income taxes payable	24.1	24.1
Other liabilities	72.7	72.3
Total Liabilities	755.7	774.7
Commitments and Contingencies
Stockholders' Equity
Preferred stock, par value $0.01; 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 74,007,869 and 73,845,554, respectively	0.7	0.7
Paid-in capital	84.1	80.2
Accumulated earnings	727.5	731.5
Accumulated other comprehensive loss	(130.9)	(129.4)
Treasury stock	(14.0)	(13.8)
Total GCP's Shareholders' Equity	667.4	669.2
Noncontrolling interests	2.4	2.7
Total Stockholders' Equity	669.8	671.9
Total Liabilities and Stockholders' Equity	$1,425.5	$1,446.6

GCP Applied Technologies Inc.
Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended
	March 31,
	2022	2021
	(in millions)
OPERATING ACTIVITIES
Net (loss) income	$(3.9)	$1.6
Less: Loss from discontinued operations	(0.3)	—
(Loss) income from continuing operations	(3.6)	1.6
Reconciliation to net cash (used in) provided by operating activities:
Depreciation and amortization	10.4	11.3
Provisions for expected credit losses and inventory obsolescence	3.6	1.8
Deferred income taxes	1.5	(0.2)
Impairment of assets related to restructuring plans	0.4	2.2
Stock-based compensation expense	0.2	1.0
Unrealized loss (gain) on foreign currency	0.1	(2.3)
(Gain) loss on disposal of assets and product lines	(0.1)	1.1
Other	0.3	0.4
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(3.9)	4.8
Inventories	(12.4)	(21.5)
Accounts payable	(2.9)	9.9
Pension assets and liabilities, net	0.8	1.1
Other assets and liabilities, net	(10.4)	(10.5)
Net cash (used in) provided by operating activities	(16.0)	0.7
INVESTING ACTIVITIES
Capital expenditures	(12.5)	(8.1)
Net cash used in investing activities	(12.5)	(8.1)
FINANCING ACTIVITIES
Proceeds from exercise of stock options	3.7	1.8
Payments of tax withholding obligations related to employee equity awards	(1.5)	(0.7)
Payments on finance lease obligations	(1.2)	(0.2)
Payments of dividends to noncontrolling interests	(0.4)	—
Repayments under credit arrangements	(0.4)	(0.3)
Other financing activities	(0.2)	—
Net cash provided by financing activities	—	0.6
Effect of currency exchange rate changes on cash and cash equivalents	(0.8)	(3.0)
Decrease in cash and cash equivalents	(29.3)	(9.8)
Cash and cash equivalents, beginning of period	500.6	482.7
Cash and cash equivalents, end of period	$471.3	$472.9

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three months ended March 31, 2022 and 2021.
Segment operating margin is defined as segment operating income divided by segment net sales. It represents an operating performance measure related to ongoing earnings and trends in GCP operating segments that are engaged in revenue generation and other core business activities. The Company uses this metric to allocate resources between the segments and assess its strategic and operating decisions related to core operations of its business.
Non-GAAP Financial Measures
In this press release, the Company refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses U.S. GAAP and non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes since non-GAAP measures provide additional transparency to GCP's core operations. These non-GAAP financial measures do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of GCP's performance. Investors should review the reconciliation of GCP’s non-GAAP financial measures to the comparable U.S. GAAP financial measures and should not rely on any single financial measure to evaluate GCP’s business.

In the tables below, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Net Sales Constant Currency - is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.

•Adjusted EBIT - is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) merger and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; (xiii) gain on sale of corporate headquarters, net of related costs; and (xiv) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of its strategic and operating decisions.

•Adjusted EBITDA - is defined as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

•Adjusted Earnings Per Share - is defined as earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) restructuring and repositioning expenses; (iii) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (iv) merger and other acquisition-related costs; (v) tax indemnification adjustments; (vi) certain discrete tax items; (vii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.

•Adjusted Gross Profit - is defined as gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; and (ii) certain other items that are not representative of underlying trends. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. GCP uses this performance measure to understand trends and changes and to make business decisions regarding core operations.

•Adjusted Free Cash Flow - is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, merger and other acquisition-related costs, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.

Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Gross Profit and Adjusted Gross Margin do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the quarter-to-quarter, year-to-year, and peer-to-peer comparability of the Company's financial results and to ensure that investors understand the information it uses to evaluate the performance of its businesses.

Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of the Company's net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. The Company's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of the Company costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with U.S. GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with U.S. GAAP for a complete understanding of its results of operations.

The Company does not provide U.S. GAAP financial information on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited)

	Three Months Ended
	March 31,
	2022	2021	% Change
	(in millions, except per share amounts)
Net sales:
SCC	$135.6	$123.9	9.4%
SBM	101.7	98.9	2.8%
Total GCP net sales	$237.3	$222.8	6.5%
Net sales by region:
North America	$132.2	$118.1	11.9%
EMEA	45.8	44.6	2.7%
Asia Pacific	42.1	46.7	(9.9)%
Latin America	17.2	13.4	28.4%
Total net sales by region	$237.3	$222.8	6.5%
Net Sales, Constant Currency:
SCC	$139.2	$123.9	12.3%
SBM	103.0	98.9	4.1%
Total GCP Net Sales, Constant Currency (non-GAAP)	$242.2	$222.8	8.7%
Profitability performance measures:
Adjusted EBIT (A):
SCC segment operating income	$1.3	$6.1	(78.7)%
SBM segment operating income	15.8	19.4	(18.6)%
Corporate costs (B)	(6.1)	(7.2)	(15.3)%
Certain pension costs (C)	(1.5)	(1.4)	7.1%
Adjusted EBIT (non-GAAP)	$9.5	$16.9	(43.8)%
Restructuring and repositioning expenses	(3.5)	(8.9)	(60.7)%
Interest expense, net	(5.4)	(5.4)	—%
Income tax expense	(1.9)	(1.0)	90.0%
Merger and other acquisition-related costs	(2.5)	(0.1)	NM
Gain on sale of product line	0.1	—	100.0%
(Loss) income from continuing operations attributable to GCP shareholders	$(3.7)	$1.5	NM
Loss (income) from continuing operations attributable to GCP shareholders as a percentage of net sales	(1.6)%	0.7%	(230) bps
Diluted EPS from continuing operations (U.S. GAAP)	$(0.05)	$0.02	NM
Adjusted EPS (non-GAAP)	$0.04	$0.12	(66.7)%

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

	Three Months Ended
	March 31,
	2022	2021	% Change
	(in millions)
Adjusted profitability performance measures:
Gross Profit:
SCC	$37.1	$45.4	(18.3)%
SBM	36.3	41.4	(12.3)%
Adjusted Gross Profit (non-GAAP)	$73.4	$86.8	(15.4)%
Corporate costs and pension costs in cost of goods sold (C)	(0.4)	(0.3)	33.3%
Total GCP Gross Profit (U.S. GAAP)	$73.0	$86.5	(15.6)%
Gross Margin:
SCC	27.4%	36.6%	(920) bps
SBM	35.7%	41.9%	(620) bps
Adjusted Gross Margin (non-GAAP)	30.9%	39.0%	(810) bps
Corporate costs and pension costs in cost of goods sold	(0.2)%	(0.1)%	(10) bps
Total GCP Gross Margin (U.S. GAAP)	30.8%	38.8%	(800) bps
Adjusted EBIT (A)(B)(C):
SCC segment operating income	$1.3	$6.1	(78.7)%
SBM segment operating income	15.8	19.4	(18.6)%
Corporate and certain pension costs	(7.6)	(8.6)	(11.6)%
Total GCP Adjusted EBIT (non-GAAP)	$9.5	$16.9	(43.8)%
Depreciation and amortization:
SCC	$7.0	$6.9	1.4%
SBM	3.4	3.8	(10.5)%
Corporate	0.1	0.6	(83.3)%
Total GCP depreciation and amortization	$10.5	$11.3	(7.1)%
Adjusted EBITDA:
SCC	$8.3	$13.0	(36.2)%
SBM	19.2	23.2	(17.2)%
Corporate and certain pension costs	(7.5)	(8.0)	(6.3)%
Total GCP Adjusted EBITDA (non-GAAP)	$20.0	$28.2	(29.1)%
Adjusted EBIT Margin:
SCC	1.0%	4.9%	(390) bps
SBM	15.5%	19.6%	(410) bps
Total GCP Adjusted EBIT Margin (non-GAAP)	4.0%	7.6%	(360) bps
Adjusted EBITDA Margin:
SCC	6.1%	10.5%	(440) bps
SBM	18.9%	23.5%	(460) bps
Total GCP Adjusted EBITDA Margin (non-GAAP)	8.4%	12.7%	(430) bps

(A)GCP segment operating income includes only its share of income of consolidated joint ventures.
(B)Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments.
(C)Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. “Corporate costs and pension costs in cost of goods sold" represent service costs related to our manufacturing employees. SCC and SBM segment operating income and corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of our businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and other related costs are primarily attributable to changes in financial market values and actuarial assumptions and are not directly related to the operation of our businesses
bps    Basis points, defined as one hundredth of one percent.
NM    Not meaningful.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

	Three Months Ended March 31,
	2022	2021
	(in millions)
Cash flow measure:
Net cash (used in) provided by operating activities from continuing operations	$(16.0)	$0.7
Capital expenditures	(12.5)	(8.1)
Free Cash Flow (non-GAAP)	(28.5)	(7.4)
Cash paid for restructuring and repositioning	5.7	7.3
Cash paid for Merger and other acquisition-related costs	2.7	0.1
Capital expenditures related to repositioning	—	0.1
Cash taxes related to repositioning, restructuring, Merger and other acquisition-related costs, and other related costs	(2.1)	(0.5)
Adjusted Free Cash Flow (non-GAAP)	$(22.2)	$(0.4)

GCP Applied Technologies Inc.
Adjusted Earnings Per Share (unaudited)

	Three Months Ended March 31,
	2022				2021
	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
	(in millions, except per share amounts)
Diluted EPS from continuing operations (U.S. GAAP)				$(0.05)				$0.02
Restructuring and repositioning expenses	3.5	0.8	2.7	0.04	8.9	2.2	6.7	0.09
Merger and other acquisition-related costs	2.5	0.6	1.9	0.03	0.1	—	0.1	—
Gain on sale of product line	(0.1)	—	(0.1)	—	—	—	—	—
Discrete tax and other items, including adjustments to uncertain tax positions	—	(1.8)	1.8	0.02	—	(0.4)	0.4	0.01
Adjusted EPS (non-GAAP)				$0.04				$0.12